UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                February 2, 2009

                                TriCo Bancshares
             (Exact name of registrant as specified in its charter)

       California                   0-10661                   94-2792841
------------------------        ---------------          --------------------
     (State or other         (Commission File No.)         (I.R.S. Employer
     jurisdiction of                                      Identification No.)
incorporation or organization)

                 63 Constitution Drive, Chico, California 95973
--------------------------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:(530) 898-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 [ ] Written  communications  pursuant to Rule 425 under the  Securities Act (17
     CFR 230.425)

 [ ] Soliciting  material pursuant to rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

 [ ] Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


Item 2.02:  Results of Operations and Financial Condition
---------------------------------------------------------

On February 2, 2009 TriCo Bancshares announced its quarterly earnings for the period ended December 31, 2008. A copy of the press release is attached as
Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01: Exhibits
-------------------

(c)  Exhibits

         99.1  Press release dated February 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            TRICO BANCSHARES

Date:  February 3, 2009       By:  /s/ Thomas J. Reddish
                                   --------------------------------------
                                   Thomas J. Reddish, Executive Vice
                                   President and Chief Financial Officer
                                   (Principal Financial and Accounting
                                   Officer)


INDEX TO EXHIBITS

Exhibit No.                Description
-----------                --------------------------------------------

    99.1                   Press release dated February 2, 2009

PRESS RELEASE                                     Contact: Richard P. Smith
For Immediate Release                             President & CEO (530) 898-0300

 TRICO BANCSHARES ANNOUNCES ANNUAL AND QUARTERLY EARNINGS FOR THE PERIODS ENDED
                                DECEMBER 31, 2008

CHICO, Calif. - (February 2, 2009) - TriCo Bancshares (NASDAQ: TCBK), parent company of Tri Counties Bank, today announced annual earnings of $16,798,000 for the year ended December 31, 2008. This represents a 34.6% decrease when compared with earnings of $25,693,000 for the year ended December 31, 2007. Diluted earnings per share for the year ended December 31, 2008 decreased 33.1% to $1.05 from $1.57 for the year ended December 31, 2007. Total assets of the Company increased $63 million (3.2%) to $2.043 billion at December 31, 2008 versus $1.980 billion at December 31, 2007. Total loans of the Company increased $39 million (2.5%) to $1.591 billion at December 31, 2008 versus $1.552 billion at December 31, 2007. Total deposits of the Company increased $124 million (8.0%) to $1.669 billion at December 31, 2008 versus $1.545 billion at December 31, 2007.

Net income for the quarter ended December 31, 2008 decreased $1,460,000 (25.6%) to $4,241,000 from $5,701,000 in the quarter ended December 31, 2007. Diluted earnings per share decreased 25.7% to $0.26 in the quarter ended December 31, 2008 from $0.35 in the quarter ended December 31, 2007.

The $1,460,000 decrease in earnings for the quarter ended December 31, 2008 over the year-ago quarter was due to a $4,100,000 (304%) increase in provision for loan losses and a decrease of $949,000 (13.3%) in noninterest income, that were partially offset by an increase of $1,305,000 (6.1%) in net interest income and a decrease of $1,019,000 (5.7%) in noninterest expense.

The $1,305,000 increase in net interest income to $22,615,000 was due to a $64 million (3.6%) increase in average balance of interest-earning assets and a 10 basis point increase in fully tax-equivalent net interest margin to 4.95% during the quarter ended December 31, 2008 versus 4.85% during the quarter ended December 31, 2007.

The provision for loan loss was $5,450,000 and $1,350,000 during the quarters ended December 31, 2008 and December 31, 2007, respectively. Net loan charge-offs were $2,448,000 during the quarter ended December 31, 2008 compared to $1,158,000 during the quarter ended December 31, 2007. The $2,448,000 of net loan charge-offs during the quarter ended December 31, 2008 were comprised of $1,140,000 of home equity lines of credit and loans, $378,000 of indirect auto loans, $330,0000 of residential mortgages, $189,000 of residential construction, $175,000 of small business loans, and $236,000 of other loans. The $1,158,000 of net loan charge-offs during the quarter ended December 31, 2007 were comprised of $436,000 of home equity lines of credit and loans, $556,000 of indirect auto loans, $84,000 of small business loans, and $82,000 of other loans. Nonperforming loans, net of government agency guarantees, were $27,525,000 at December 31, 2008 compared to $17,041,000 and $7,511,000 at September 30, 2008 and December 31, 2007, respectively. The increase in nonperforming loans during the quarter ended December 31, 2008 was mainly due to a single $5,683,000 real estate construction loan that was previously classified and substantially reserved that was deemed nonperforming during the most recent quarter due to continued downward pressure on residential real estate values and the unlikely near-term development of this single family residential development. In addition, approximately $1.6 million of agriculture loans, $1.1 million of Home equity lines of credit and $900,000 and residential 1st mortgages became nonperforming in the most recent quarter. The $1.6 million increase in agriculture nonperforming loans was due to a single loan that is well secured. At December 31, 2008, the Company's allowance for losses, which consists of the allowance for loan losses ($27,590,000) and the reserve for unfunded commitments ($2,565,000), was $30,155,000 or 1.90% of total loans outstanding and 110% of nonperforming loans at December 31, 2008 compared to $19,421,000 or 1.25% of total loans outstanding and 259% of nonperforming loans at December 31, 2007.

The $949,000 decrease in noninterest income was primarily due to an $853,000 decrease in change in value of mortgage servicing rights and a $351,000 decrease in service charges on deposit accounts that were partially offset by a $524,000 increase in increase in cash value of life insurance. The decrease in change in value of mortgage servicing rights is mainly due to recent decreases in mortgage rates, which in turn leads to higher anticipated mortgage refinances, which in turn lead to estimated shorter average lives of servicing assets and thus lower values for mortgage servicing rights. The decrease in service charges on deposit products is mainly due to lower returned item fees which appear to be due to general economic conditions and the effects of such on our customers' behavior. The increase in cash value of life insurance is based on returns on such life insurance polices as reported by the life insurance companies. The following table summarizes the components of noninterest income for the quarters ended December 31, 2008 and 2007 (dollars in thousands).

                                                        Three months ended
                                                            December 31,
                                                      -----------------------
                                                        2008          2007
                                                      -----------------------
    Service charges on deposit accounts                $3,862        $4,213
    ATM fees and interchange revenue                    1,104         1,057
    Other service fees                                    528           540
    Change in value of mortgage servicing rights       (1,117)         (264)
    Gain on sale of loans                                 212           238
    Commissions on sale of
      nondeposit investment products                      530           698
    Increase in cash value of life insurance              754           230
    Other noninterest income                              292           402
                                                      -----------------------
    Total noninterest income                           $6,165        $7,114
                                                      =======================

The $1,019,000 decrease in noninterest expense during the quarter ended December 31, 2008 compared to the year-ago quarter was mainly due to an $850,000 decrease in change in reserve for unfunded commitments and a $315,000 decrease in the "other" category of other noninterest expense. The decrease in change in reserve for unfunded commitments is based on the Company's projection of reduced future usage of unfunded commitments and the associated reduced future losses. The decrease in the "other" category of other noninterest income is due to reduced business activity in many areas including home equity lending, travel and meals.

The following table summarizes the components of noninterest expense for the quarters ended December 31, 2008 and 2007 (dollars in thousands).

                                                        Three months ended
                                                            December 31,
                                                      -------------------------
                                                         2008             2007
                                                      -------------------------
     Base salaries, net of
        deferred loan origination costs                 $6,394         $6,504
     Incentive compensation                                794            873
     Benefits and other compensation costs               2,368          2,353
                                                      -------------------------
        Total salaries and benefits expense             $9,556         $9,730
                                                      -------------------------
     Equipment and data processing                      $1,597         $1,597
     Occupancy                                           1,224          1,260
     ATM network charges                                   552            468
     Professional fees                                     552            299
     Advertising and marketing                             547            562
     Operational losses                                    291            141
     Assessments                                           287             83
     Telecommunications                                    285            467
     Courier service                                       273            356
     Postage                                               248            314
     Intangible amortization                               135            122
     Change in reserve for unfunded commitments           (800)            50
     Other                                               1,985          2,302
                                                      -------------------------
     Total other noninterest expense                    $7,176         $8,021
                                                      -------------------------
     Total noninterest expense                         $16,732        $17,751
                                                      =========================
     Average full time equivalent staff                    630            645
     Noninterest expense to revenue (FTE)                 57.8%          62.6%

As of December 31, 2008, the Company has repurchased 166,600 shares of its common stock under its stock repurchase plan adopted on August 21, 2007, which left 333,400 shares available for repurchase under the plan.

Richard Smith, President and Chief Executive Officer commented, "Earnings for the fourth quarter of 2008 are reflective of the challenging economic conditions facing our bank and nation. We continue to remain focused upon the key measurements of banking success that we define as maintaining a strong capital position, building reserves for loans losses, maintaining ample liquidity, controlling our non-interest expenses and focusing on the needs of our customers. While our annual earnings per share this year are lower than in 2007, bank revenues were higher in 2008 than 2007. This strong revenue stream continues to provide the bank with the necessary earnings to successfully execute our banking strategies during these deep recessionary periods." Smith added, "At year end our bank achieved new milestones by exceeding $2 billion in total assets for the first time in our history. We also achieved record ending balances in total loans and deposits. Our strong, loyal and growing customer base continues to provide the impetus for future growth and expansion."

In addition to the historical information contained herein, this press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company's actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, interest rate fluctuations, economic conditions in the Company's primary market area, demand for loans, regulatory and accounting changes, loan losses, expenses, rates charged on loans and earned on securities investments, rates paid on deposits, competition effects, fee and other noninterest income earned as well as other factors detailed in the Company's reports filed with the Securities and Exchange Commission which are incorporated herein by reference, including the Form 10-K for the year ended December 31, 2007. These reports and this entire press release should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company's business. Any forward-looking statement may turn out to be wrong and cannot be guaranteed. The Company does not intend to update any of the forward-looking statements after the date of this release.

TriCo Bancshares and Tri Counties Bank are headquartered in Chico, California. Tri Counties Bank has a 33-year history in the banking industry. Tri Counties Bank operates 32 traditional branch locations and 25 in-store branch locations in 23 California counties. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 64 ATMs and a 24-hour, seven days a week telephone customer service center. Brokerage services are provided at the Bank's offices by the Bank's association with Raymond James Financial, Inc. For further information please visit the Tri Counties Bank web-site at http://www.tricountiesbank.com.

                 TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA
              (Unaudited. Dollars in thousands, except share data)
                                                                        Three months ended
                                         -------------------------------------------------------------------------------------
                                               December 31,      September 30,     June 30,       March 31,       December 31,
                                                  2008               2008            2008           2008             2007
                                         =====================================================================================
Statement of Income Data
Interest income                                    $29,679        $29,971        $30,332        $31,130         $32,179
Interest expense                                    $7,064          7,252          7,471          9,765          10,869
Net interest income                                $22,615         22,719         22,861         21,365          21,310
Provision for loan losses                           $5,450          2,600          8,800          4,100           1,350
Noninterest income:
      Service charges and fees                      $4,377          5,224          5,826          5,128           5,546
      Other income                                  $1,788          1,568          1,454          1,722           1,568
Total noninterest income                            $6,165          6,792          7,280          6,850           7,114
Noninterest expense:
      Base salaries net of deferred
          loan origination costs                    $6,394          6,331          6,316          6,333           6,504
      Incentive compensation expense                  $794            675            830            560             873
      Employee benefits and other
         compensation expense                       $2,368          2,425          2,499          2,587           2,353
         Total salaries and benefits expense        $9,556          9,431          9,645          9,480           9,730
      Intangible amortization                         $135            133            133            122             122
      Provision for losses -
       unfunded commitments                          ($800)          (100)           550            825              50
      Other expense                                 $7,841          7,125          7,516          7,146           7,849
Total noninterest expense                          $16,732         16,589         17,844         17,573          17,751
Income before taxes                                 $6,598         10,322          3,497          6,542           9,323
Net income                                          $4,241         $6,235         $2,274         $4,048          $5,701
Share Data
Basic earnings per share                             $0.27          $0.40          $0.14          $0.26           $0.36
Diluted earnings per share                            0.26           0.39           0.14           0.25            0.35
Book value per common share                          12.56          12.14          11.86          12.02           11.87
Tangible book value per common share                $11.54         $11.10         $10.81         $10.97          $10.82
Shares outstanding                              15,756,101     15,744,881     15,744,881     15,744,950      15,911,550
Weighted average shares                         15,750,857     15,744,881     15,744,881     15,842,085      15,908,151
Weighted average diluted shares                 16,068,456     15,951,668     15,953,288     16,081,722      16,265,571
Credit Quality
Non-performing loans, net of
       government agency guarantees                $27,525        $17,041        $14,808         $9,850          $7,511
Other real estate owned                              1,185          1,178          1,178            836             187
Loans charged-off                                    2,780          2,578          4,176          2,385           1,425
Loans recovered                                       $332           $285           $274           $337            $267
Allowance for losses to total loans(1)               1.90%          1.79%          1.80%          1.44%           1.25%
Allowance for losses to NPLs(1)                       110%           164%           187%           226%            259%
Allowance for losses to NPAs(1)                       105%           153%           174%           209%            252%
Selected Financial Ratios
Return on average total assets                       0.85%          1.26%          0.46%          0.81%           1.17%
Return on average equity                             8.66%         13.04%          4.74%          8.37%          12.08%
Average yield on loans                               6.73%          6.92%          6.99%          7.22%           7.64%
Average yield on interest-earning assets             6.48%          6.68%          6.71%          6.80%           7.29%
Average rate on interest-bearing liabilities         2.07%          2.06%          2.11%          2.78%           3.16%
Net interest margin (fully tax-equivalent)           4.95%          5.07%          5.06%          4.74%           4.85%
Total risk based capital ratio                       12.4%          12.4%          12.3%          12.1%           11.9%
Tier 1 Capital ratio                                 11.2%          11.1%          11.0%          10.9%           10.9%
(1)      Allowance for losses includes allowance for loan losses and reserve for unfunded commitments.


                 TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA
              (Unaudited. Dollars in thousands, except share data)
                                                                        Three months ended
                                          ------------------------------------------------------------------------------------
                                                 December 31,     September 30,     June 30,       March 31,      December 31,
                                                     2008             2008           2008           2008            2007
                                          ====================================================================================
Balance Sheet Data
Cash and due from banks                             $86,355         $67,300         $76,658         $74,713         $88,798
Federal funds sold                                        -               -               -               -               -
Securities, available-for-sale                      266,561         241,900         253,129         272,276         232,427
Federal Home Loan Bank Stock                          9,235           9,147           9,010           8,885           8,766
Loans
      Commercial loans                              189,645         189,837         178,104         157,832         164,815
      Consumer loans                                514,448         513,132         518,200         525,065         535,819
      Real estate mortgage loans                    802,527         770,553         751,651         729,704         716,013
      Real estate construction loans                 84,229          89,714          95,369         135,343         135,319
Total loans, gross                                1,590,849       1,563,236       1,543,324       1,547,944       1,551,966
Allowance for loan losses                           (27,590)        (24,588)        (24,281)        (19,383)        (17,331)
Premises and equipment                               18,841          19,094          19,580          20,069          20,492
Cash value of life insurance                         46,815          46,061          45,701          45,341          44,981
Goodwill                                             15,519          15,519          15,519          15,519          15,519
Intangible assets                                       653             786             920           1,053           1,176
Other assets                                         35,952          38,012          40,930          32,933          33,827
Total assets                                      2,043,190       1,976,467       1,980,490       1,999,350       1,980,621
Deposits
      Noninterest-bearing demand deposits           401,247         334,015         347,336         358,684         378,680
      Interest-bearing demand deposits              241,560         228,441         215,530         216,478         216,952
      Savings deposits                              380,799         374,640         382,918         398,763         383,226
      Time certificates                             645,664         626,745         565,269         554,550         566,365
Total deposits                                    1,669,270       1,563,841       1,511,053       1,528,475       1,545,223
Federal funds purchased                                   -          67,000         123,750         102,300          56,000
Reserve for unfunded commitments                      2,565           3,365           3,465           2,915           2,090
Other liabilities                                    30,180          30,048          29,250          31,355          31,066
Other borrowings                                    102,005          79,873          85,048         103,767         116,126
Junior subordinated debt                             41,238          41,238          41,238          41,238          41,238
Total liabilities                                 1,845,258       1,785,365       1,793,804       1,810,050       1,791,743
Total shareholders' equity                          197,932         191,102         186,686         189,300         188,878
Accumulated other
      comprehensive gain (loss)                       2,056          (2,455)         (2,980)             25          (1,552)
Average loans                                     1,565,343       1,549,009       1,546,257       1,535,357       1,530,729
Average interest-earning assets                   1,840,915       1,806,010       1,819,222       1,817,212       1,776,770
Average total assets                              1,995,239       1,974,392       1,986,674       1,988,666       1,949,096
Average deposits                                  1,625,574       1,545,435       1,507,252       1,511,604       1,545,369
Average total equity                               $195,828        $191,211        $192,005        $193,449        $188,753
